UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K/A
(Amendment No. 2)
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2025
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3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 Three D Systems Circle
Rock Hill, South Carolina 29730
(Address of Principal Executive Offices) (Zip Code)
(803) 326-3900
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (this “Current Report”) further amends the Current Report on Form 8-K filed by 3D Systems Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on August 20, 2025, as originally amended by the Current Report on Form 8-K/A filed with the Commission on September 2, 2025 (collectively, the “Original Report”) and is being filed in order to provide certain additional disclosure to supplement the Original Report. The Original Report otherwise remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, on August 20, 2025, the Company appointed Ms. Phyllis Nordstrom, the Company’s current Executive Vice President, Chief People Officer, and Chief Administrative Officer, as the Company’s interim Chief Financial Officer, including to serve as principal financial officer and principal accounting officer, effective as of August 29, 2025. Mr. Jeffrey D. Creech, the Company’s former Executive Vice President and Chief Financial Officer, resigned from such capacity to accept a new career opportunity, effective August 29, 2025. However, the Original Report inadvertently omitted that Mr. Creech will remain employed by the Company in a non-executive role from the period commencing August 29, 2025 and ending on September 12, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: September 11, 2025	By:	/s/ Phyllis Nordstrom
Phyllis Nordstrom
Executive Vice President, Chief People Officer, Chief Administrative Officer, and interim Chief Financial Officer

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